EXHIBIT 23.3

Independent Auditors’ Consent

The Board of Directors and Stockholders

Radnor Holdings Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Bessner Gallay Kreisman

BESSNER GALLAY KREISMAN Chartered Accountants

Montreal, Quebec

November 1, 2004